AMENDED AND RESTATED BYLAWS
                                       OF
                           HARVEST STATES COOPERATIVES



                                   ARTICLE I.
                          MEMBERSHIP; PATRONS' EQUITIES

         SECTION 1 - QUALIFICATIONS. Membership in this Association shall be restricted to those persons and associations which are described in Section 1 of
Article V of the Articles of Incorporation of this Association and who are Currently Active Patrons (as herein defined) of this Association.

         SECTION 2 - INDIVIDUAL MEMBERS. There is hereby established a class of membership of this Association the members of which shall be known as "Individual Members." The duties, rights and privileges of Individual Members shall include the following:

                  MEMBERSHIP. Individual Members shall be those members who are persons described in Section 1(a) of Article V of the Articles of Incorporation and who are Currently Active Patrons of this Association.

         SECTION 3 - DEFINED MEMBERS. There is hereby established a class of membership of this Association the members of which shall be known as "Defined Members." The duties, rights and privileges of Defined Members shall include the following:

         (a) MEMBERSHIP. Defined Members shall be those members who are persons described in Section 1(a) or Section 1(b) of Article V of the Articles of Incorporation and who are holders of Equity Participation Units as further described in these Bylaws.

         (b) DELIVERY RIGHTS AND OBLIGATIONS. The delivery rights and obligations of each Defined Member shall be as specified in the member marketing agreement between such Defined Member and this Association. Each such member marketing agreement shall at all times be subject to modification by this Association upon written notice to the Defined Member in question, provided that such modification is first approved by Defined Members holding a majority of the voting power of the Defined Business Unit in question who are present and voting at a meeting of Defined Members holding Equity Participation Units in such Defined Business Unit, where the notice of such meeting contains a statement of the proposed modification.

         (c) DEFINED BUSINESS UNITS. The Board of Directors may, from time to time and at its sole discretion, organize Defined Business Units. Each Defined Member holding Equity Participation Units in a Defined Business Unit shall be eligible to receive patronage distributions from the Defined Business Unit as a separate allocation unit. The Board of Directors may, from time to time and at its sole discretion, sell, liquidate, dissolve or wind up any Defined Business Unit, in which event the assets of such Defined Business Unit shall be used first to redeem the Equity Participation Units and Preferred Capital Certificates of the Defined Business Unit on a pro rata basis.

         (d) DEFINED MEMBER BOARDS. Each Defined Business Unit shall be represented by a Defined Member Board. The initial members of each Defined Member Board shall be selected by the Board of Directors of this Association. Subsequently, the members of the Defined Business Unit in question shall be entitled to elect, on a one Defined Member/one vote basis, the members of the Defined Member Board. Each Defined Member Board shall be made up of at least five (5) but not more than ten (10) individuals. Each member of a Defined Member Board must be (i) either a Defined Member or a representative of a Defined Member, and (ii) in good standing as a Defined Member and in full compliance with delivery obligations in and to such member's Defined Business Unit; provided, however, that no employee of this Association may serve as a member of any Defined Member Board. Each Defined Member Board shall be headed by a Chairperson selected by and from the Board of Directors of this Association. Each Defined Member Board shall meet at least quarterly (one of which meetings may be its annual meeting), and shall be charged with reflecting Defined Member concerns and providing a direct communication mechanism to the Board of Directors of this Association. Individuals serving on a Defined Member Board shall serve for staggered terms of three (3) years and until their successors are elected and have qualified.

         SECTION 4 - AFFILIATED ASSOCIATIONS. There is hereby established a class of membership of this Association the members of which shall be known as "Affiliated Associations." The duties, rights and privileges of Affiliated Associations shall include the following:

                  MEMBERSHIP. Affiliated Associations shall be those members that are associations described in Section 1(b) of Article V of the Articles of Incorporation, that are Currently Active Patrons and that have transacted at least $100,000 of business with this Association during the preceding fiscal year. Associations described in Section 1(b) of Article V of the Articles of Incorporation that meet all of the requirements for Affiliated Association membership except for the volume-of-business-transacted requirement shall not be eligible for such membership, but rather shall be referred to in these Bylaws as "Non-Member Consenting Patrons."

         SECTION 5 - TERMINATION OF MEMBERSHIP. Membership in this Association shall be terminated by the Board of Directors if a member has become ineligible for membership or may, at the discretion of the Board of Directors, be terminated whenever the Board of Directors by resolution finds that a member has:

         (a) intentionally or repeatedly violated any Bylaw of this Association, or

         (b) failed to patronize this Association for a period of twelve (12) consecutive months, or

         (c) breached any contract with this Association, or

         (d) willfully obstructed any lawful purpose or activity of this Association, or

         (e) remained indebted to this Association for ninety (90) days after such indebtedness becomes payable, or

         (f) died or legally dissolved;

provided, however, that termination of any member as a result of any of the circumstances listed in paragraphs (a) through (f) above shall not be deemed to revoke such member's consent contained in Article IX hereof but rather such member may only revoke such consent in writing. Upon termination of membership said member shall thereafter have no voting rights in this Association. A terminated member's patronage credits shall be revolved or retired in the same manner as the patronage credits of active members. No action taken hereunder shall impair the obligations or liabilities of either party under any contract with the Association which may be terminated only as provided therein.

         SECTION 6 - INSTRUMENTS AUTHORIZED. At the sole discretion of the Board of Directors, this Association may issue debt or equity instruments to its current or former members or its patrons including, without limitation, the following:

         (a) EQUITY PARTICIPATION UNITS. Equity Participation Units may be issued to and held only by Defined Members. Equity Participation Units shall have no voting rights. Holders of Equity Participation Units shall have the right to deliver to this Association for processing in accordance with the Articles of Incorporation, these Bylaws and a member marketing agreement, product corresponding to such Equity Participation Units.

         (b) CAPITAL EQUITY CERTIFICATES. Capital Equity Certificates, in denominations fixed by the Board of Directors, with either no maturity date or such maturity date as may be fixed by the Board of Directors, and bearing no interest, dividend or other annual payment, may be issued from time to time in the discretion of the Board of Directors. They may be issued in partial or complete distribution of patronage refunds.

         (c) CERTIFICATES OF INDEBTEDNESS. Certificates of Indebtedness may be issued from time to time in the discretion of the Board of Directors. Such certificates shall be in such denominations, shall bear such maturity and rate of interest, if any, as the Board of Directors may determine and such certificates shall state. Such certificates shall be callable for payment in cash or other assets at such times as may be determined by the Board of Directors.

         (d) NON-PATRONAGE EARNINGS CERTIFICATES. Non-Patronage Earnings Certificates, in denominations fixed by the Board of Directors, with no maturity date, and bearing no interest, dividend or other annual payment, may be issued from time to time in the discretion of the Board of Directors. They may be issued and distributed only to member patrons and to Non-Member Consenting Patrons (as herein defined) as part of a non-member/non-patronage distribution. Such certificates shall be callable for payment in cash or other assets at such times as may be determined by the Board of Directors.

         (e) PREFERRED CAPITAL CERTIFICATES. Preferred Capital Certificates may be issued from time to time in one or more series, the units of each series to have such designations, preferences and relative participating, optional or other special rights, and qualifications, privileges, limitations or restrictions thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by the Board. The Board is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Capital Certificates, to fix the amount of each series and to fix the designations and the relative powers, rights, preferences, privileges and limitations of the units of each series and the variations of the relative powers, rights, preferences, privileges and limitations as between series, and to increase and to decrease the number of units constituting each series. Preferred Capital Certificates shall carry no voting rights.

         (f) OTHER. Such other debt or equity instruments may be issued to current or former members or patrons as may from time to time be authorized by the Board of Directors.

Such debt or equity instruments (including, without limitation, Equity Participation Units, Capital Equity Certificates, Certificates of Indebtedness, Non-Patronage Earnings Certificates and Preferred Capital Certificates) are collectively referred to herein as "Patrons' Equities."

         SECTION 7 - TRANSFER OF PATRONS' EQUITIES. Patrons' Equities held by any person may be transferred only with the consent and approval of the Board of Directors, and by such instrument of transfer as may be required or approved by this Association. The Board of Directors of this Association shall also have the authority to allow conversion of Patrons' Equities into Equity Participation Units or Preferred Capital Certificates on such terms as shall be established by the Board of Directors.

         SECTION 8 - REDEMPTION OR RETIREMENT OF PATRONS' EQUITIES AND ALLOCATED RESERVE. No person shall have any right whatsoever to require the retirement or redemption of any Patrons' Equities except in accordance with their term, or of any allocated capital reserve. Such redemption or retirement is solely within the discretion and on such terms as determined from time to time by the Board of Directors of this Association.


                                   ARTICLE II.
                           DEBT AND EQUITY INSTRUMENTS

         At the sole discretion of the Board of Directors, this Association may issue debt or equity instruments to any person whatsoever including, without limitation, the following:

         (a) PREFERRED EQUITIES. Preferred Equities may be issued from time to time in one or more series, the units of each series to have such designations, preferences and relative participating, optional or other special rights, and qualifications, privileges, limitations or restrictions thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by the Board. The Board is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Equities, to fix the amount of each series, and to fix the designations and the relative powers, rights, preferences, privileges and limitations of the units of each series and the variations of the relative powers, rights, preferences, privileges and limitations as between series, and to increase and decrease the number of units constituting each series. Preferred Equities shall carry no voting rights.

         (b) OTHER. Such other debt or equity instruments may be issued to non-members and non-patrons as well as to members and patrons as may from time to time be authorized by the Board of Directors.


                                  ARTICLE III.
                               MEETINGS OF MEMBERS

         SECTION 1 - ANNUAL AND SPECIAL MEETINGS. The annual meeting of the members of the Association shall be held at a time and place fixed by the Board of Directors falling within six (6) months following the close of the fiscal year. Special meetings of the members of this Association shall be held at a time and place specified in the notice of the meeting. A special meeting may be called by the Board of Directors or upon the written petition of twenty percent (20%) of the members. No business shall be considered at the special meeting except as mentioned in the notice of the meeting. Any amendment to the Articles of Incorporation or Bylaws of this Association shall be considered and voted upon only at an annual meeting, unless the Board of Directors determines by resolution that a compelling business reason exists for calling a special meeting for such purpose.

         SECTION 2 - NOTICE OF MEETINGS. Notice of any meeting shall be published in two succeeding issues of this Association's magazine, periodical or house organ, with the last issue mailed at least two (2) weeks before the meeting date; provided that if publication of this Association's magazine, periodical or house organ occurs less frequently than monthly, such notice may be published in a single issue, mailed at least thirty (30) days before the meeting date. In lieu of publication in this Association's magazine, periodical or house organ, written notice of a meeting of the members may be given by preparing and mailing such notice by first class mail to the last known post office address of each and every member personally or, in the case of an Affiliated Association, to the secretary thereof, not less than fifteen (15) days prior to the date of the meeting. The notice shall state the date, time, and place of the meeting, and in the case of a special meeting, the purposes for which the meeting is called. The Secretary shall execute a certificate which contains a copy of the notice, shows the date of mailing or publication (as the case may be), and states the notice was mailed or published (as the case may be) within the time prescribed by these Bylaws. The certificate shall be made a part of the meeting. The failure of any member to receive notice shall not invalidate any action which may be taken by the members at a meeting.

         SECTION 3 - VOTING POWER. The voting power of the members of this Association shall be exercised as follows.

         (a) AFFILIATED ASSOCIATIONS. Each Affiliated Association shall be entitled to delegates based on the following formula:

         DOLLAR VOLUME OF SALES TO AND/OR
         PURCHASES FROM THIS ASSOCIATION
         DURING THIS ASSOCIATION'S FISCAL                NUMBER OF
         YEAR LAST ENDED PRIOR TO THE MEETING       PERMITTED DELEGATES
         ------------------------------------       -------------------

           $   100,000  -  $ 1,500,000                       1
             1,500,001  -    3,500,000                       2
             3,500,001  -    6,000,000                       3
             6,000,001  -    9,000,000                       4
             9,000,001  -   12,000,000                       5
            12,000,001  -   15,000,000                       6
            15,000,001  -   18,000,000                       7
            18,000,001  -   21,000,000                       8
            21,000,001  -   24,000,000                       9
            24,000,001  -   27,000,000                      10
            27,000,001  -   31,000,000                      11
            31,000,001  -   35,000,000                      12
            35,000,001  -   40,000,000                      13
            40,000,001  -   45,000,000                      14
            45,000,001  -                                   15

provided, however, that in any event each such Affiliated Association shall be entitled to a minimum of two hundred (200) votes and a maximum of three thousand (3,000) votes on the basis of two hundred (200) votes for each permitted delegate as set forth above. For the purpose of determining the number of permitted delegates from an Affiliated Association, the dollar value of commodities delivered by a Defined Member to the Affiliated Association for handling by and on behalf of the Association and the Defined Member shall be included in the Affiliated Association calculation. All votes shall be cast by each Affiliated Association's delegates, as hereinafter provided.

         (b) INDIVIDUAL MEMBERS AND DEFINED MEMBERS. Each Individual Member who patronizes this Association through a line elevator, a feed mill, or any other facility owned or leased by this Association, and each Defined Member, shall have one (1) vote; provided, however, that except as such Individual Member or such Defined Member shall cast a vote individually in person at an annual or special meeting (as hereinafter provided), or by mail when a mail ballot has been provided for, and except for votes of Defined Members for elections to Defined Member Boards, such Individual Member or Defined Member may be grouped with other Individual Members and Defined Members in local units ("Patrons' Associations", as hereinafter further defined) as established from time to time by the Board of Directors of this Association. An Individual Member who intends to exercise such Individual Member's vote individually hereunder shall be entitled to do so only after obtaining a certificate on a form provided by this Association and signed by the manager of the line elevator, feed mill or other facility patronized by such Individual Member, certifying that such Individual Member is a member of this Association. A Defined Member who intends to exercise such Defined Member's vote individually hereunder shall be entitled to do so after giving notice of such intent to this Association on a form provided by this Association. Such certificate or notice (as the case may be) shall be sent to this Association by such member or manager no less than ten (10) days or more before the annual or special meeting concerned, provided that in the discretion of the Credentials Committee, any certificates or notices (as the case may be) sent thereafter may also be honored.

         Each Patrons' Association shall be entitled to be represented at any and all members' meetings of this Association by delegates of its own choosing. Such delegates and their alternates shall be elected on a one member/one vote basis by the Individual Members and the Defined Members identified with the Patrons' Association at an annual meeting of such Patrons' Association held following reasonable notice; and in no instance shall managers or other employees of this Association appoint such delegates or alternates. Such delegates shall exercise the same powers at such members' meetings as the delegates of Affiliated Associations may exercise. Each Patrons' Association shall be entitled to a number of delegates based on the activities of its Currently Active Patrons (as hereinafter defined) and of its Defined Members based on the following formula, minus one vote for any Currently Active Patron or any Defined Member who chooses to cast a vote personally (as hereinbefore provided):

         DOLLAR VOLUME OF SALES TO AND/OR
         PURCHASES FROM THIS ASSOCIATION
         DURING THIS ASSOCIATION'S FISCAL              NUMBER OF
         YEAR LAST ENDED PRIOR TO THE MEETING     PERMITTED DELEGATES
         ------------------------------------     -------------------

            $   100,000  -  $ 1,500,000                     1
              1,500,001  -    3,500,000                     2
              3,500,001  -    6,000,000                     3
              6,000,001  -    9,000,000                     4
              9,000,001  -   12,000,000                     5
             12,000,001  -   15,000,000                     6
             15,000,001  -   18,000,000                     7
             18,000,001  -   21,000,000                     8
             21,000,001  -   24,000,000                     9
             24,000,001  -   27,000,000                    10
             27,000,001  -   31,000,000                    11
             31,000,001  -   35,000,000                    12
             35,000,001  -   40,000,000                    13
             40,000,001  -   45,000,000                    14
             45,000,001  -                                 15

provided, however, that in any event each such Patrons' Association shall be entitled to a minimum of two hundred (200) votes less the number of individual votes (if any) cast by Currently Active Patrons and Defined Members of such Patrons' Association, and a maximum of three thousand (3,000) votes. All votes shall be cast by each Patrons' Association's delegates, as hereinafter provided. A Patrons' Association shall not be entitled to more than one delegate for each two hundred (200) votes (calculated after subtracting the number of individual votes cast by Individual Members and Defined Members of such Patrons' Association).

         (c) DEFINITIONS. As used in these Bylaws, the following terms shall have the meanings indicated:

                  (i) AGRICULTURAL PRODUCERS: Persons who are actually engaged in the production of agricultural products, including tenants of land used for the production of any such product, and lessors of such land who receive as rent therefor a part of the product of such land.

                  (ii) CURRENTLY ACTIVE PATRONS: Consenting Agricultural Producers or associations of Agricultural Producers that have patronized this Association during the year for which Currently Active Patron status is being determined. The Board of Directors of this Association may, from time to time, establish minimum volumes of patronage required of Agricultural Producers and associations of Agricultural Producers in order to qualify for Currently Active Patron status.

                  (iii) PATRONS' ASSOCIATION: An association of the Individual Members who are Currently Active Patrons of a grain elevator, a feed mill or a seed plant or any other facility (including related operations, as designated by this Association) owned or leased by this Association, or an association of Defined Members, which shall be so designated by this Association. The membership of a Patrons' Association may include both Individual Members and Defined Members assigned to the Patrons' Association.

         SECTION 4 - MANNER OF VOTING. At annual and special meetings of members of this Association, the votes hereinabove provided for shall be cast in the following manner:

         (a) Each Individual Member and each Defined Member shall be entitled to cast such Member's own vote in person.

         (b) Each Affiliated Association and each Patrons' Association shall be entitled to cast its votes only through its duly selected delegates (or their duly selected alternates), except as otherwise herein provided in the case of mail votes; and it shall be entitled to have present and voting up to a total number of delegates (or their alternates) equal to one delegate for each two hundred (200) votes it holds, calculated as hereinabove provided. Each delegate (or alternate) of an Affiliated Association or a Patron's Association shall be entitled to cast only two hundred (200) votes in the affairs of any such annual or special meeting (other than items where a mail vote has been provided for), unless the Affiliated Association or Patrons' Association certifies to this Association, in the form and in the manner prescribed by this Association, that it wishes to register less than the permitted number of delegates. In that event, the total number of authorized votes of such Affiliated Association or Patrons' Association shall be divided in multiples of two hundred (200) among its certified and registered delegates in the manner prescribed by this Association; provided that in no event shall the number of votes a delegate may cast exceed six hundred (600) votes per delegate. There shall be subtracted from the said votes cast by the delegates of Patrons' Associations the votes of those Individual Members and Defined Members registered in person, in all proceedings of said meeting; provided further, that no individual shall serve as a delegate or alternate for more than one Affiliated Association or Patrons' Association.

         (c) There shall be no mail voting except in cases where, in the notice of the meeting, the Board of Directors of this Association shall have submitted a specific issue or issues for a mail vote. In such case, the said notice may provide that the mail vote as cast by each Affiliated Association or Patrons' Association shall be binding upon the Association so voting as to the issue or issues so submitted, and in such case the vote cast by any association voting by mail shall be binding upon it and its delegates (if any) and alternates (if any) attending the said meeting; delegates (or alternates) of Affiliated Associations and Patrons' Associations which have not cast a vote by mail upon said issue or issues shall cast the vote or votes of their respective associations upon said issue or issues in the manner prescribed by the chairman of said meeting. No combination of mail voting and voting in person by delegates of the same association upon an issue or issues submitted for mail vote shall be permitted, and an attempt by any association to do so shall be treated as having the effect of not voting. Nothing in this section shall, however, prevent an annual or special meeting of this Association from considering and acting upon issues in addition to those submitted for mail vote, to the extent permitted by law; and such issues shall be voted upon by delegates (and alternates) in the manner hereinabove provided for other than mail votes.

         (d) The mail vote cast by each Affiliated Association shall be determined by the Board of Directors of each said Affiliated Association, unless specified otherwise by the Board of Directors of this Association in the notice of the meeting of this Association which provides for said mail votes. Any mail ballot vote determined or cast by the Board of Directors of an Affiliated Association shall be proportionate to the affirmative and negative votes cast by members of that Board of Directors. The ballot used by each such association to cast its vote shall contain the certificate of the secretary or the president of said association (1) that the vote shown thereon is so cast by the direction of said association's Board of Directors, (2) the number of directors voting in the affirmative and the number of directors voting in the negative, and (3) stating the number of votes which said association is then entitled to cast, according to other provisions of this Article (with such supporting information therefor as may be prescribed by this Association).

         (e) The mail vote cast by each Patrons' Association shall be determined by the delegate or delegates last previously designated by each such association (and whose identity has been so previously stated in writing to this Association by such persons and in such manner as may be prescribed by this Association), including therein the alternate of any delegate who has since died or is unable to act at the time of such mail vote. The ballot used by each such association to cast its vote shall contain the certificate of the delegate or delegates (1) that the vote shown thereon is so cast, and (2) stating the number of votes which said association is then entitled to cast, according to other provisions of this Article (with such supporting information therefor as may be prescribed by this Association).

         (f) The mail vote cast by each Individual Member or Defined Member of this Association shall be on such form of ballot as may be prescribed by the Board of Directors of this Association, and shall include (i) in the case of Individual Members, the certificate that such member is a member of this Association; and (ii) in the case of a Defined Member, the notice of intent to vote individually, in either case as provided for in Section 3(b) of this Article.

         (g) There shall be no voting by proxy or under power of attorney at any annual or special meeting of this Association.

         SECTION 5 - QUORUM AND REGISTRATION.

         (a) A quorum necessary to the transaction of business at any annual or special meeting of this Association shall be at least ten percent (10%) of the total number of members in this Association represented in person by delegates (or alternates) or by mail votes when the members do not exceed five hundred
(500) in number. If the members of this Association exceed five hundred (500) in number, fifty (50) members of this Association represented in person by delegates (or alternates) or by mail votes shall constitute a quorum. In determining a quorum at any meeting, on a question submitted to a vote by mail, as hereinabove provided, members represented in person by delegates (or alternates) or represented by mail vote shall be counted. The fact of the attendance of a sufficient number of members to constitute a quorum shall be established by a registration of the members of this Association present at such meeting, which registration shall be verified by the Chairman, President and Secretary of this Association and shall be reported in the minutes of the meeting.

         (b) Registration of Individual Members and Defined Members and of delegates (and/or alternates) of Affiliated Associations and Patrons' Associations shall close at such hour on the day for which an annual or special meeting is called (or in case it is called for a series of days, at such hour on the first day thereof) as the Board shall determine and specify in the Notice of Meeting, or at such later time to which the close of registration may be extended by majority vote of those registered before said initial time for closing of registration. Persons otherwise eligible to vote, either as Individual Members, Defined Members or as delegates or alternates, but not registered as in attendance at or before said time (original or as extended), shall have no right to vote in any of the affairs of the meeting (including, but not limited to, election of Directors).

         (c) Each Affiliated Association and Patrons' Association shall certify its delegates and alternates to this Association, in the manner prescribed by this Association, at least thirty (30) days before each annual meeting of this Association, and at least three (3) days before each special meeting; provided that in the discretion of the Credentials Committee such certificates received thereafter may also be honored. The delegates and alternates so certified, and found by this Association to be eligible to be seated at the meeting or meetings of this Association, shall represent their Affiliated Associations or Patrons' Associations, as the case may be, to the extent and in the manner provided in this Article. In matters of which advance notice has been given, such delegates and alternates shall endeavor to inform themselves as to the views of the membership of the association which they represent.

         (d) A delegate (or alternate) elected or appointed as above provided, and certified to this Association in the manner prescribed by this Association, shall hold office and shall represent such delegate's (or alternate's) association at meetings of this Association to the extent and in the manner prescribed in this Article until such delegate's (or alternate's) successor is elected and qualified, but in any event no such certificate of election as delegate shall be valid for more than two years; provided, further, that any delegate (or alternate) shall cease to be such if such delegate (or alternate) ceases to be an Agricultural Producer doing business with such delegate's (or alternate's) Affiliated Association (or in the case of delegates or alternates of Patrons' Associations, if such delegate (or alternate) ceases to be an Agricultural Producer doing business with this Association).

         (e) No employee of an Affiliated Association, nor any employee of this Association, shall serve as a delegate or alternate to any meeting of this Association; if any such person shall be certified as such a delegate or alternate, such person shall nevertheless not be seated as such.

         (f) A cooperative association which has business transactions with this Association but which does not qualify as an Affiliated Association shall not be entitled to have a voting delegate or alternate at any meeting of this Association, but it may have present a "non-voting delegate", who shall be entitled to be present at the meetings, but not to vote, and shall only be recognized to speak at the discretion of the Chairman of the meeting.

         (g) Nothing herein shall prevent Individual Members or Defined Members of this Association or of Affiliated Associations, who are not delegates to the annual meetings or special meetings of this Association from serving as chairperson of a district meeting or as chairperson or member of a committee.

         (h) Each member of the Board of Directors of this Association shall have the right to speak on any subject during annual or special meetings of this Association.

         (i) A minimum of one-half (1/2) hour shall be allotted at the annual meeting during the regular business session for the purpose of entertaining members' questions.


                                   ARTICLE IV.
                                    DIRECTORS

         SECTION 1 - BOARD OF DIRECTORS. The members of this Association shall elect a Board of Directors of this Association, as more fully provided herein. Each member of the Board of Directors must be an Agricultural Producer and an active patron of this Association (either directly or through an Affiliated Association) for a period of not less than five (5) years at the time of his or her election, must be less than sixty-eight (68) years of age at the time of such election, and shall not be an employee of this Association or of an Affiliated Association.

         SECTION 2 - ELECTION OF DIRECTORS.

         (a) At each annual meeting of members, directors shall be elected to fill vacancies created by expired terms; such directors shall be elected for terms of three (3) years and until their respective successors are elected and qualified.

         (b) The Board of Directors shall be composed of four (4) persons who must be residents of District Number 1, which shall include the States of Minnesota, Illinois, Iowa and Wisconsin; four (4) persons who must be residents of District Number 2, which shall include the State of North Dakota; two (2) persons who must be residents of District Number 3, which shall include the States of South Dakota, Kansas and Nebraska; two (2) persons who must be residents of District Number 4, which shall include the States of Montana and Wyoming; and two (2) persons who must be residents of District Number 5, which shall include the States of Washington, Oregon, Utah and Idaho.

         (c) Nominations for the election of directors shall be made by the members of this Association and may be made by balloting, nominating committee, petition of members or from the floor, provided that nominations from the floor shall be requested in addition to nominations made by petition or nominating committee. Before each annual meeting of members the Board of Directors shall appoint a nominating committee to supervise the nominating procedure for election of directors, which procedure shall be prescribed by the Board of Directors.

         (d) At each annual meeting of members, the directors of this Association to be elected shall be elected in the following manner: Individual Members, Defined Members, delegates and alternates from each District shall meet separately, and at each such District meeting the director or directors of this Association then to be elected shall be elected by the majority of the votes then entitled to be cast. The Board of Directors shall have the power and authority to adopt a policy and procedure for assigning to an existing district those members who are not residents of any district established in Section 2(b) above. Such policy and procedure may be amended from time to time at the discretion of the Board of Directors. Each such District election shall be binding upon the annual meeting and upon this Association, without any ratification or right of rescission or veto by Individual Members or Defined Members or delegates or alternates, or any combination thereof, of other districts. A temporary Chairman of each such District meeting shall be selected by the Chairman of this Association. Election of directors shall be by balloting when there are two or more nominees for a position to be filled, or when there are more nominees than there are positions to be filled.

         SECTION 3 - VACANCIES. Each vacancy occurring on the Board of Directors may be filled by the remaining directors until the next annual meeting of the members when the members shall elect a director to serve for the unexpired term, provided that vacancies on the Board created by any amendment of the Articles of Incorporation or Bylaws shall first be filled at the annual meeting of the members next following the adoption of such amendment unless otherwise provided in the amendment.

         SECTION 4 - MEETINGS. The Board of Directors shall meet regularly at such times and places as the Board may determine. Special meetings may be called by the Chairman or any three directors. All meetings shall be held on such notice as the Board may prescribe provided that any business may be transacted at any meeting without specification of such business in the notice of such meeting. Directors may participate in any such meeting by means of a conference telephone conversation or other comparable method of communication by which all persons participating in the meeting can hear and communicate with each other; and for purposes of taking any action at the meeting, any such directors shall be deemed present in person at the meeting.

         SECTION 5 - QUORUM AND VOTING. A quorum shall consist of a majority of the directors. A majority vote of the directors present shall decide all questions except where a greater vote is required by the Articles of Incorporation, by these Bylaws or by law.

         SECTION 6 - ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all directors consent thereto in writing and the writing or writings are held with the minutes or proceedings of the Board of Directors.

         SECTION 7 - BORROWINGS. The Board of Directors shall have power to authorize and approve the borrowing of money and the pledging and mortgaging of any or all of the assets of this Association as security for the sums so borrowed.


                                   ARTICLE V.
                               DUTIES OF DIRECTORS

         SECTION 1 - GENERAL POWERS. The Board of Directors shall manage the business and affairs of this Association, and shall exercise all of the powers of this Association except such as are by law, the Articles of Incorporation, or these Bylaws conferred upon or reserved to the members. The Board of Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law, the Articles of Incorporation, or these Bylaws, as it may deem advisable.

         SECTION 2 - BONDS AND INSURANCE. The Board of Directors shall require all officers, agents, and employees charged by this Association with responsibility for the custody of any of its funds or property to give adequate bonds. Such bonds, unless cash security is given, shall be furnished by a responsible bonding company and approved by the Board of Directors and the cost thereof shall be paid by this Association. The Board of Directors shall provide for the adequate insurance of the property of the Association, or property which may be in the possession of this Association, or stored by it, and not otherwise adequately insured, and in addition adequate insurance covering liability for accidents to all employees and the public.

         SECTION 3 - ACCOUNTING SYSTEM AND AUDIT. The Board of Directors shall install and maintain an adequate system of accounts and records. At least once in each year the books and accounts of this Association shall be audited and a review of such audit shall be published annually in this Association's magazine, periodical or house organ, and a report of such audit shall in addition be made at the next annual meeting of the members.

         SECTION 4 - DEPOSITORY. The Board of Directors shall have power to select one or more banks to act as depositories of the funds of this Association, and to determine the manner of receiving, depositing, and disbursing the funds of this Association, the form of checks, and the person or persons by whom they shall be signed, with the power to change such banks and the person or persons signing such checks and the form thereof at will.


                                   ARTICLE VI.
                                    OFFICERS

         SECTION 1 - ELECTION OF OFFICERS. Promptly following each annual meeting the Board of Directors shall elect from its membership a Chairman, one or more Vice Chairmen, a Secretary and a Treasurer; it shall also elect a President and one or more Group Vice Presidents, Senior Vice Presidents and Vice Presidents who may be, but need not be, members of the Board. The offices of Secretary and Treasurer may be held by the same person and, when so held, shall be termed Secretary-Treasurer. Nominations for election of officers shall be made by the Directors and may be made by balloting, nominating committee or from the floor, provided that nominations from the floor shall be requested in addition to nominations made by a nominating committee. Election of officers shall be by balloting when there are two or more nominees for a position to be filled, or when there are more nominees than there are positions to be filled. The Board of Directors may appoint such other officers as it shall deem necessary who shall have such titles, power, and duties as the Board may prescribe; this shall include, but not be limited to, Presidents and Vice Presidents of "divisions" of the Association. If any vacancy shall occur among the principal officers of this Association, it shall be filled by the Board of Directors at its next regular meeting following the vacancy.

         SECTION 2 - CHAIRMAN. The Chairman shall preside at all meetings of the members and the Board of Directors. Except where the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the corporation which may be authorized by the Board of Directors.

         SECTION 3 - PRESIDENT. The President shall be the chief executive officer of this Association. The President shall have general supervision of the affairs of this Association, shall sign or countersign all certificates, contracts or other instruments of this Association as authorized by the Board of Directors, shall make reports to the Board of Directors and members and shall perform such other duties as are incident to the President's office or are properly required by the Board of Directors.

         SECTION 4 - VICE CHAIRMEN. In the absence or disability of the Chairman, the Vice Chairmen, in the order designated by the Board of Directors, shall perform the duties and exercise the powers of the Chairman. Each Vice Chairman shall have such other duties as are assigned to such Vice Chairman from time to time by the Board of Directors.

         SECTION 5 - GROUP VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. In the absence or disability of the President, the Group Vice Presidents, Senior Vice Presidents and Vice Presidents, in the order designated by the Board of Directors, shall perform the duties and exercise the powers of the President. Each Group Vice President, Senior Vice President and Vice President shall have such other duties as are assigned to such Vice President from time to time by the President.

         SECTION 6 - SECRETARY. The Secretary shall keep complete minutes of each meeting of the members and of the Board of Directors, and shall sign with Chairman or the President all notes, conveyances and encumbrances of real estate, capital securities and instruments requiring the corporate seal; provided that the Secretary, in writing, may authorize any other officer or employee to execute or sign the Secretary's name to any or all such instruments. The Secretary shall keep a record of all business of this Association, prepare and submit to the annual meeting of the members a report of the previous fiscal year's business, and give all notice as required by law. The Secretary shall perform such other duties as may be required by the Board of Directors. The Board of Directors may delegate, or authorize the Secretary to delegate, to any other officer or employee, under the supervision of the Secretary, all or any of the duties enumerated in this section.

         SECTION 7 - TREASURER. The Treasurer shall supervise the safekeeping of all funds and property of this Association, supervise the books and records of all financial transactions of this Association, and perform such other duties as may be required by the Board of Directors. The Board of Directors may delegate, or authorize the Treasurer to delegate, to any other officer or employee, under the supervision of the Treasurer, all or any of the duties enumerated in this section.

         SECTION 8 - ASSISTANT SECRETARY. The Assistant Secretary or Assistant Secretaries shall perform such duties as may be assigned by the Board of Directors, the Chairman, President or the Secretary. In the absence or disability of the Secretary, or in the event of a vacancy in that office, the Assistant Secretary shall perform the duties of the Secretary, or if there are two or more Assistant Secretaries, the Chairman shall designate the order in which they shall act in place of the Secretary.

         SECTION 9 - ASSISTANT TREASURER. The Assistant Treasurer or Assistant Treasurers shall perform such duties as may be assigned by the Board of Directors, the Chairman, the President, or the Treasurer. In the absence or disability of the Treasurer, or in the event of a vacancy in that office, the Assistant Treasurer shall perform the duties of the Treasurer; or if there are two or more Assistant Treasurers, the Chairman shall designate the order in which they shall act in place of the Treasurer.

         SECTION 10 - SPECIAL POWERS. Any officer may be vested by the Board of Directors with any power and charged with any duty not contrary to law or inconsistent with the Articles of Incorporation or these Bylaws.


                                  ARTICLE VII.
                          INDEMNIFICATION AND INSURANCE

         SECTION 1 - INDEMNIFICATION. This Association shall indemnify each director, officer, manager, employee, or agent of this Association, and any person serving at the request of this Association as a director, officer, manager, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred to the fullest extent to which such directors, officers, managers, employees or agents of an association may be indemnified under the law of the State of Minnesota or any amendments thereto or substitutions therefor.

         SECTION 2 - INSURANCE. This Association shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, employee, or agent of this Association, or is or was serving at the request of this Association as a director, officer, manager, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against that person and incurred by that person in any such capacity.


                                  ARTICLE VIII.
                     METHOD OF OPERATION - PATRONAGE REFUNDS

         SECTION 1 - COOPERATIVE OPERATION. This Association shall be operated upon the cooperative basis in carrying out its business within the scope of the powers and purposes defined in the Articles of Incorporation. Each transaction between this Association and each member shall be subject to and shall include as a part of its terms each provision of the Articles of Incorporation and Bylaws of this Association, whether or not the same be expressly referred to in said transaction. Upon delivering or selling or contracting to deliver or sell, any agricultural products to this Association, or upon receiving, or buying, or contracting to receive or buy, any supplies or equipment or services from this Association, each member so delivering, selling, receiving, buying, or contracting, as the case may be, shall be entitled to any and all patronage refunds as defined in this Article VIII arising out of said patronage.

         SECTION 2 - MEMBER PATRONAGE.

         (a) GROSS RECEIPTS FROM MEMBER PATRONAGE. Gross receipts of the Association from member patronage shall be all proceeds (including patronage dividends received) from the sale of products marketed for member patrons, all sums received for supplies, equipment, commodities, and other property procured for member patrons, and all sums received (including patronage dividends received) for services performed for member patrons.

         Those gross receipts which by their nature reduce the cost and expenses incurred in connection with member patronage shall be used to reduce the deductions from gross receipts enumerated in Section 2(b) of this Article.

         (b) DEDUCTIONS FROM GROSS RECEIPTS FROM MEMBER PATRONAGE. The Association shall deduct from gross receipts from member patronage:

                  (1) all amounts paid for products marketed, and all necessary manufacturing, processing and marketing expenses attributable to member patronage;

                  (2) the actual cost of supplies, commodities, equipment and other property procured for member patrons;

                  (3) the actual cost of services performed for member patrons;

                  (4) taxes, other than taxes based on income, attributable to member patronage;

                  (5) that portion attributable to member patronage of additions to reserves for depreciation and for other valuation reserves, all established and computed in accordance with the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder (collectively, "U.S. Federal Tax Laws");

                  (6) all other necessary expenses attributable to member patronage, not including interest or dividends on Preferred Capital Certificates or other securities deemed to be capital rather than indebtedness, nor amounts set aside for promoting and encouraging cooperative organization;

                  (7) to the extent that the amount available from receipts from non-member marketing patronage and sources other than patronage (as described in Section 4 of this Article), plus the amount available from receipts from non-member patronage of purchasing operations (as described in Section 3 of this Article), is not sufficient for payment of income taxes, then such additional sum as shall be necessary for payment of income tax obligations of the Association; and

                  (8) a sum determined by the Board of Directors, but not to exceed five percent (5%) of the gross receipts from member patronage remaining after deduction of subparagraphs (1) through (7) of this subsection (b), to be used for the purpose of promoting and encouraging cooperative organization.

         (c) ANNUAL NET SAVINGS FROM MEMBER PATRONAGE. The amount remaining after reducing the gross receipts from member patronage by the deductions specified in Section 2(b) of this Article shall constitute the annual net savings (net income) from member patronage.

         SECTION 3 - NON-MEMBER PATRONAGE-PURCHASING.

         (a) GROSS RECEIPTS FROM NON-MEMBER PATRONAGE OF PURCHASING OPERATIONS AND FROM NON-MEMBER CONSENTING PATRON PATRONAGE OF MARKETING OPERATIONS. Gross receipts of the Association from patronage of Non-Member Consenting Patrons and from non-member patronage of purchasing operations shall be all proceeds (including patronage dividends received) from the sale of products marketed for Non-Member Consenting Patrons of marketing operations and all proceeds (including patronage dividends received) for supplies, equipment, commodities and other property procured for such non-member patrons, and all sums received (including patronage dividends received) for services performed for such non-member patrons.

         Those gross receipts which by their nature reduce the costs and expenses incurred in connection with such patronage shall be used to reduce the deductions from gross receipts enumerated in Section 3(b) of this Article.

         (b) DEDUCTIONS FROM GROSS RECEIPTS FROM NON-MEMBER PATRONAGEPURCHASING AND FROM NON-MEMBER CONSENTING PATRON PATRONAGE-MARKETING. The Association shall deduct from gross receipts from non-member patronage of purchasing operations and from Non-Member Consenting Patron patronage of marketing operations:

                  (1) all amounts paid for products marketed, and the actual cost of supplies, commodities, equipment and other property procured for non-member patrons;

                  (2) the actual cost of services performed for non-member patrons;

                  (3) taxes, other than taxes based on income, attributable to non-member patronage of purchasing operations;

                  (4) that portion attributable to non-member patronage of purchasing operations and to Non-Member Consenting Patron patronage of marketing operations of additions to reserves for depreciation and for other valuation reserves all established and computed in accordance with U.S. Federal Tax Laws;

                  (5) all other necessary expenses attributable to non-member patronage of purchasing operations and Non-Member Consenting Patron patronage of marketing operations, not including interest or dividends on Preferred Capital Certificates or other securities deemed to be capital rather than indebtedness, nor amounts set aside for promoting and encouraging cooperative organization;

                  (6) to the extent that the amount available from receipts from non-member marketing patronage and sources other than patronage (as described in Section 4 of this Article) is not sufficient for payment of income taxes then such additional sum as shall be necessary for payments of income tax obligations of the Association; and

                  (7) a sum determined by the Board of Directors, but not to exceed five percent (5%) of the gross receipts from non-member patronage of purchasing operations and Non-Member Consenting Patron patronage of marketing operations remaining after deduction of subparagraphs (1) through (6) of this subsection (b), to be used for the purpose of promoting and encouraging cooperative organization.

         (c) ANNUAL NET SAVINGS FROM NON-MEMBER PATRONAGE OF PURCHASING OPERATIONS AND FROM NON-MEMBER CONSENTING PATRON PATRONAGE OF MARKETING OPERATIONS. The amount remaining after reducing the gross receipts from non-member patronage of purchasing operations and Non-Member Consenting Patron patronage of marketing operations by the deductions specified in Section 3(b) of this Article shall constitute the annual net savings (net income) from non-member patronage of purchasing operations and from Non-Member Consenting Patron patronage of marketing operations.

         SECTION 4 - NON-MEMBER PATRONAGE-MARKETING; NON-PATRONAGE SOURCES.

         (a) GROSS RECEIPTS FROM NON-MEMBER PATRONAGE OF MARKETING OPERATIONS AND FROM SOURCES OTHER THAN PATRONAGE. Gross receipts of the Association from non-member patronage of marketing operations other than patronage by Non-Member Consenting Patrons and from all sources other than those described in Sections 2(a) and 3(a) of this Article shall constitute gross receipts from non-member patronage of marketing operations and sources other than patronage. They shall be subject to the deductions therefrom hereinafter provided, and any net amount thereof shall be held or used for the purposes and in the manner hereinafter provided.

         Those gross receipts which by their nature reduce the costs and expenses incurred in connection with non-member patronage of marketing operations and business derived from all sources other than those described in Sections 2(a) and 3(a) of this Article shall be used to reduce the deductions from gross receipts enumerated in Section 4(b) of this Article.

         (b) DEDUCTIONS FROM GROSS RECEIPTS FROM NON-MEMBER PATRONAGE OF MARKETING OPERATIONS AND SOURCES OTHER THAN PATRONAGE. The Association shall deduct from gross receipts from non-member patronage of marketing operations and sources other than patronage:

                  (1) all amounts paid for products marketed and all necessary manufacturing, processing and marketing expenses attributable to non-member patronage of marketing operations and sources other than patronage;

                  (2) taxes, other than taxes based on income, attributable to non-member patronage of marketing operations and sources other than patronage;

                  (3) that portion attributable to non-member patronage of marketing operations and sources other than patronage of additions to reserves for depreciation and for other valuation reserves, all established and computed in accordance with U.S. Federal Tax Laws;

                  (4) all other necessary expenses attributable to non-member patronage of marketing operations and sources other than patronage, not including interest or dividends on Preferred Capital Certificates or other securities deemed to be capital rather than indebtedness, nor amounts set aside for promoting and encouraging cooperative organization;

                  (5) income taxes, if any, regardless of the patronage to which they are attributable; and

                  (6) a sum determined by the Board of Directors, but not to exceed five percent (5%) of the gross receipts from non-member patronage of marketing operations and sources other than patronage remaining after deduction of subparagraphs (1) through (5) of this subsection (b), to be used for the purpose of promoting and encouraging cooperative organization.

         (c) ANNUAL NET SAVINGS FROM NON-MEMBER PATRONAGE OF MARKETING OPERATIONS AND SOURCES OTHER THAN PATRONAGE. The amount remaining after reducing the gross receipts from non-member patronage of marketing operations and sources other than patronage by the deductions specified in Section 4(b) of this Article shall constitute the annual net savings (net income) from non-member patronage of marketing operations and sources other than patronage.

         SECTION 5 - TOTAL ANNUAL NET SAVINGS. The sum of annual net savings from member patronage (Section 2), annual net savings from non-member patronage of purchasing operations (Section 3), and annual net savings from non-member patronage of marketing operations and sources other than patronage (Section 4) shall be known as the total annual net savings.

         SECTION 6 - NET LOSSES.

         (a) NET LOSSES SUSTAINED BY ONE OR MORE DIVISIONS, FUNCTIONS, OR OPERATIONS WHEN OVERALL NET SAVINGS ARE REALIZED. If in any fiscal year the Association shall sustain a net loss or net losses from activities of one or more divisions, functions or operations but shall realize net savings from overall operations, the patronage dividends distributable to patrons of divisions, functions, or operations which realized net savings for that fiscal year shall, at the discretion of the Board of Directors, be reduced by the amount of such net loss or the aggregate amount of such net losses, and in an equitable manner; provided, however, that for purposes of determining net savings or net losses, gains or losses from Defined Business Units shall not be netted against gains or losses from other divisions, functions or operations of the Association, or against gains or losses of any other Defined Business Unit. The Board of Directors in its discretion exercised before the close of the fiscal year during which the loss is sustained and with due consideration of all the circumstances which caused the loss, may provide that future net savings of any such loss division(s), function(s), or operation(s) shall be reduced, for purposes of distributing patronage dividends for such future years, by all or any part of the net loss or net losses so applied in reduction of net savings of other divisions, functions, or operations, a like amount to be distributed as patronage dividends for the future fiscal year or years to the patrons of profitable divisions, functions, or operations whose patronage dividends were reduced in previous years.

         (b) NET SAVINGS REALIZED BY ONE OR MORE DIVISIONS, FUNCTIONS OR OPERATIONS WHEN OVERALL NET LOSS IS SUSTAINED. If in any fiscal year the Association shall sustain a net loss from overall operations but shall realize net savings from activities of one or more divisions, functions or operations, the Board of Directors may, in its discretion (exercised before the close of the fiscal year during which the loss is sustained and with due consideration of all the circumstances which caused the loss) provide for the reduction of future net savings of loss divisions, functions or operations by the aggregate amount of net savings realized during the year of loss by profitable divisions, functions, or operations, or any part thereof, for purposes of distributing future patronage dividends, a like amount to be distributed as patronage dividends for the future fiscal year or years to the patrons of profitable divisions, functions or operations whose patronage dividends were eliminated by the net losses in overall net loss years; provided, however, that gains and losses from Defined Business Units shall not be netted against each other or any other divisions, functions or operations.

         (c) OVERALL NET LOSSES. In the event this Association shall incur a net loss in any fiscal year, such net loss may be charged first against any earned surplus or paid-in surplus which is unallocated, or against any unallocated reserve other than valuation reserves. If such loss exceeds the total of said unallocated earned surplus and unallocated reserves or, in any event, if the Board of Directors so elects, the amount of such loss may be carried forward or back, or may be recovered from prior or subsequent years' net margins or savings. This section shall not be construed or administered in such a way as to deprive the Association of the right to carry back or carry forward net operating losses to past or future years, in accordance with the applicable provisions of the Internal Revenue Code or State Taxing statutes.

         (d) ASSESSMENTS AGAINST MEMBERS OR PATRONS. There shall be no right of assessment against members or patrons for the purpose of restoring impairments to capital caused by net losses.

         SECTION 7 - DISTRIBUTION.

         (a) PATRONAGE DIVIDENDS -- MEMBER-PATRONAGE. The annual net savings from member patronage shall be distributed annually or more often as patronage dividends to the member patrons on the basis of their respective patronage, and said member patrons shall be notified thereof; provided, however, that no distribution need be made where the amount otherwise to be distributed to a member patron is less than $10.00 or such lesser amount as shall be fixed by the Board of Directors.

         (b) PATRONAGE DIVIDENDS -- NON-MEMBER PATRONAGE. The annual net savings from non-member patronage of the purchasing operations, and from Non-Member Consenting Patron patronage of marketing operations, shall be distributed annually or more often as patronage dividends to such non-member patrons on the basis of their respective patronage, and said non-member patrons shall be notified thereof; provided, however, that no distribution need be made to non-consenting patrons, nor where the amount otherwise to be distributed to a non-member patron is less than $10.00, or such lesser amount as shall be fixed by the Board of Directors.

         (c) ESTABLISHMENT OF ALLOCATION UNITS FOR PATRONAGE DIVIDEND DISTRIBUTIONS. In making such patronage dividend distributions, due regard shall be given to the sources from which such savings accrue. The purchasing and marketing functions of the Association shall be accounted for as separate allocation units and within each such function, the Board of Directors may create such separate divisional, departmental, geographic or other allocation units as it deems to be reasonable and equitable; provided, that each Defined Business Unit shall be accounted for as a separate allocation unit. The Board of Directors shall adopt such reasonable and equitable cost accounting procedures as will, in the Board's judgment, equitably allocate among such allocation units the Association's revenues and expenses derived from or attributable to its patronage business.

         (d) FORMS OF PATRONAGE DIVIDENDS. Patronage dividends shall be distributed in cash, credits, revolving fund certificates, Capital Equity Certificates, Preferred Capital Certificates or Certificates of Indebtedness, or any combination thereof designated by the Board of Directors. By entering into a business transaction with this Association, each member patron, the non-member patron of purchasing operations and Non-Member Consenting Patron of marketing operations, agrees to accept a distribution of the patronage refund under these Bylaws, in such form or forms as are hereinabove provided in this Section, in satisfaction of the obligation of this Association to make the patronage refund; and the member-patron, the non-member patron of purchasing operations and Non-Member Consenting Patron of marketing operations shall be deemed to have received the amount of such patronage refund and reinvested the same in the capital securities, or credits in a patron's refund account, or in any combination thereof, as hereinabove provided. The books and records of this Association shall show the interest of each such patron, which shall be credited on this Association's books to the respective patron according to such patron's respective contributions.

         (e) NON-MEMBER/NON-PATRONAGE DISTRIBUTIONS -- NON-CONSENTING PATRONS; NON-MEMBER PATRONAGE, MARKETING; AND NON-PATRONAGE SOURCES. Annual net earnings attributable (i) to non-consenting non-member patrons of purchasing operations (i.e., those members or non-member patrons who have not consented to take patronage refunds into account in computing their net income, as provided in 26 U.S.C. ss 1385, as amended), (ii) from non-member patronage of marketing operations and (iii) from sources other than patronage may, at the discretion of the Board of Directors, be distributed annually or more often as non-member/non-patronage distributions to member patrons and to Non-Member Consenting Patrons on the basis of their respective patronage. The amount of such net earnings with respect to a fiscal year distributed hereunder shall not exceed the net earnings (after provision for income taxes) of the Association for the fiscal year, as reported in its financial statements for the year, less patronage dividends paid with respect to the year. Any such net earnings not so distributed shall be retained by the Association and placed in the capital reserve (as defined in Section 8 hereof).

         (f) NON-MEMBER/NON-PATRONAGE ALLOCATIONS. In making any such non-member/non-patronage distributions, the Board of Directors may use any method of allocating the earnings on the basis of patronage to member patrons and Non-Member Consenting Patrons as shall be reasonable and equitable in the judgment of the Board of Directors.

         (g) FORM OF NON-MEMBER/NON-PATRONAGE DISTRIBUTIONS.
Non-Member/Non-Patronage distributions shall be in cash, property, Non-Patronage Earnings Certificates, or any combination thereof designated by the Board of Directors.

         SECTION 8 - CAPITAL RESERVE. The Board of Directors shall cause to be created a Capital Reserve, and shall annually add to such Capital Reserve the annual net savings attributable (i) to non-consenting, non-member patrons of purchasing operations, (ii) from non-member patronage of marketing operations, and (iii) from sources other than patronage which are not distributed to member patrons and Non-Member Consenting Patron as non-member/non-patronage distributions. Interest (dividends) paid by the Association on Preferred Capital Certificates shall be paid first from amounts in the Capital Reserve which accrued from such sources.

         SECTION 9 - DEFINED BUSINESS UNIT RETENTIONS. This Association may require from time to time, investment in its capital in addition to the investments from retained patronage and Equity Participation Units. These investments shall be direct capital investments from a retain on a per unit basis for the products received by the Association from its Defined Members, and the same may be determined on either a Qualified or a Nonqualified basis as defined in Subchapter T of the United States Internal Revenue Code. The per unit retention, if required, shall be made on products delivered, in the same amount per unit and shall not become a part of the net annual savings available for patronage.

         Each member, by continuing to be such, agrees to invest in the capital of this Association. Such investment shall be accounted for separately in a unit retention account set up on the books of the Association. All such amounts, from the moment of receipt by this Association, are received and retained with the understanding that they are furnished by members as capital. This Association is obligated to account to each member in such manner that the amount of per unit retains furnished by each member is annually credited to an appropriate record to the per unit retains capital account of each member. Within a reasonable time after the close of its fiscal year, this Association shall notify each member of the amount of capital retains and credit it to the member's account by reflection upon this Association's books.

         When the Board determines in its sole discretion that the Association has sufficient working capital in the applicable Defined Business Unit, unit retains may be called for payment at the lesser of their stated or book value. Unit retains may be paid, redeemed, or revolved in whole or in part at a time and manner determined by the Board.


                                   ARTICLE IX.
                                     CONSENT

         SECTION 1 - CONSENT. Each entity which hereafter applies for and is accepted to membership in this Association and each member of this Association as of the effective date of this bylaw who continues as a member after such date shall, by such act alone, consent that the amount of any distributions, with respect to its patronage which are made in written notices of allocation (as defined in 26 U.S.C. '1388), and which are received by the member from the Association, will be taken into account by the member at their stated dollar amounts in the manner provided in 26 U.S.C. '1385(a) in the taxable year in which such written notices of allocation are received by the member.

         SECTION 2 - CONSENT NOTIFICATION TO MEMBERS AND PROSPECTIVE MEMBERS. Written notification of the adoption of this Bylaw, a statement of its significance and a copy of the provision shall be given separately to each member and prospective member before becoming a member of the Association.


                                   ARTICLE X.
                                   DISSOLUTION

         Subject to the Articles of Incorporation, in the event of any liquidation, dissolution or winding up of the affairs of this Association, whether voluntary or involuntary, equity capital shall be distributed to the holders thereof as follows: first to payment of the face amount (par value) of all Equity Participation Units and all Preferred Capital Certificates, second to payment of the face amount (par value) of all Capital Equity Certificates and other outstanding equities (other than Non-Patronage Earnings Certificates), and third to payment of the face amount (par value) of Non-Patronage Earnings Certificates; provided, however, that assets held at such time by any Defined Business Unit shall first be used to redeem the Equity Participation Units and Preferred Capital Certificates of the Defined Business Unit on a pro rata basis.


                                   ARTICLE XI.
                                   FISCAL YEAR

         The fiscal year of this Association shall commence on the first day of June each year and shall end on the last day of May of the following year.


                                  ARTICLE XII.
                                     NO SEAL

         The Board of Directors may, by resolution, adopt, alter or abandon the use of a corporate seal.


                                  ARTICLE XIII.
                                   AMENDMENTS

         These Bylaws may be amended in accordance with the Minnesota Cooperative Law, Minnesota Statutes Chapter 308A; upon the approval of a majority of the votes cast in person or by mail vote at any annual or special meeting of the members called in accordance with Section 1 of Article III of these Bylaws; provided, however, in the event the Board of Directors of this Association declares, by resolution adopted by a majority of the Board of Directors present and voting, that the amendment involves or is related to a hostile take over, then the amendment may be adopted only upon the approval of eighty percent (80%) of the total voting power of the members of this Association, whether or not present and/or voting on the amendment; and provided further that notice of such amendment shall have been given in accordance with
Section 2 of Article II of these Bylaws to the members in or with the notice of such meeting.